Exhibit 10.1

HAVERTY FURNITURE COMPANIES, INC.

2021 LONG-TERM INCENTIVE PLAN

HAVERTY FURNITURE COMPANIES, INC.
2021 LONG-TERM INCENTIVE PLAN

SECTION 1 - Purpose

This plan shall be known as the “Haverty Furniture Companies, Inc. 2021 Long-Term Incentive Plan” (the “Plan”).  The purpose of the Plan is to promote the interests of Haverty Furniture Companies, Inc., (the “Company” or “Havertys”), and its shareholders by (i) attracting and retaining officers, employees, and non-employee directors of the Company and its Subsidiaries, (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals and increased shareholder value, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking compensation to the long-term interests of shareholders.

SECTION 2 - Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Share, Deferred Stock Unit, or Performance Award granted under the Plan, whether singly or in combination, to a Participant pursuant to such terms, conditions, restrictions and limitations, if any, as may be established at the time of grant or such other time as permitted under the Plan.

“Award Agreement” shall mean any written or electronic agreement, contract, notice or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Base Price” shall mean the price to be used as the basis for determining the Spread upon the exercise of a Stock Appreciation Right.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, unless otherwise defined in an employment agreement applicable to the Participant, a good faith determination by the Company that any of the following has occurred: (i) a Participant’s conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding (a) on a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion, (b) on a felony charge or (c) on an equivalent charge to those in clauses (a) and (b) in jurisdictions which do not use those designations; (ii) the engaging by a Participant in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Exchange Act); (iii) a Participant’s failure to perform his or her duties to the Company or its Subsidiaries; (iv) a Participant’s violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Company or any of its Subsidiaries or affiliates is a member; (v) a Participant’s violation of any policy of the Company or its Subsidiaries concerning hedging or confidential or proprietary information, or a Participant’s material violation of any other policy of the Company or its Subsidiaries as in effect from time to time; (vi) the engaging by a Participant in any act or making any statement which impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company or its Subsidiaries; or (vii) the engaging by the Participant in any conduct detrimental to the Company or its Subsidiaries.  The determination as to whether “Cause” has occurred shall be made by the Committee in its sole discretion.  The Committee shall also have the authority in its sole discretion to waive the consequences under the Plan or any Award Agreement of the existence or occurrence of any of the events, acts or omissions constituting “Cause.”

“Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, the occurrence of any one of (and shall be deemed to have occurred on the date of the earliest to occur of) the following events:

(i)
any “Person” (for purposes of this “Change in Control” definition, as defined under Section 3(a)(9) of the Exchange Act and as modified and used in Section 13(d) or Section 14(d) of the Exchange Act), excluding Rawson Haverty, Mrs. Betty Haverty Smith, Frank S. McGaughey, Jr., their spouses, lineal descendants, heirs, administrators or representatives or any Person controlled (directly or indirectly) by any of them is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, as such term is defined in the rules and regulations of the Securities and Exchange Commission) that together with equity securities held by such Persons represent more than 50% of the combined voting power of the Company's then outstanding securities;

(ii)
any “Person” (for purposes of this definition only, as defined under Section 3(a)(9) of the Exchange Act and as modified and used in Section 13(d) or Section 14(d) of the Exchange Act), excluding Rawson Haverty, Mrs. Betty Haverty Smith, Frank S. McGaughey, Jr., their spouses, lineal descendants, heirs, administrators or representatives or any Person controlled (directly or indirectly) by any of them acquire (or have acquired during the 12-month period ending on the date of the most recent acquisition by such Persons) ownership of equity securities of the Company possessing 30% or more of the combined voting power of the equity securities of the Company;

(iii)
during any period of one year (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii) or (iv) of this “Change in Control” definition) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iv)	the approval by shareholders of the Company and consummation of a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Nominating and Governance Committee of the Board.

“Company” shall mean Haverty Furniture Companies, Inc., a Maryland corporation, and its successors and assigns.

“Deferred Share” shall mean any Share pursuant to Section 9 of this Plan providing the right to receive Shares at the end of a specified Deferral Period.

“Deferred Stock Unit” shall mean any unit pursuant to Section 9 of this Plan providing the right to receive Shares at the end of a specified Deferral Period.

“Disability” shall mean, unless otherwise defined in the applicable Award Agreement, total and permanent disability as defined in Section 22(e)(3) of the Code.

“Dividend Equivalents” shall mean amounts equivalent to the dividends paid on Shares.

“Employee” shall mean an employee of any Employer.

“Employer” shall mean the Company or any Subsidiary.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” with respect to the Shares, shall mean, as of any date, (i) the closing sales price at which Shares were sold on the New York Stock Exchange, or, if the shares are not listed on the New York Stock Exchange, on any other such exchange on which the Shares are traded, on such date, or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined in good faith by the Committee in its sole discretion.

“Incentive Stock Option” or “ISO” shall mean any Option that is intended to qualify as an “Incentive Stock Option” under Section 422 of the Code or any successor provision.

 “Non-Employee Director” shall mean a member of the Board who is not an Employee and who has not been an officer of the Company or any of its Subsidiaries.

“Non-Qualified Stock Option” or “NQSO” shall mean any Option that is not intended to qualify as an Incentive Stock Option.

“Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 or 11 of the Plan.

“Option Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

“Participant” shall mean any Employee, Non-Employee Director, consultant or advisor who receives an Award under the Plan; provided that only Employees shall be eligible to receive grants of Incentive Stock Options; provided further, that consultants or advisors shall be eligible for Awards under the Plan only if (i) they are natural persons; (ii) they provide bona fide services to the Company or any of its Subsidiaries; and (iii) the services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Performance Award” shall mean any right granted under Section 10 of the Plan.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” shall mean this Haverty Furniture Companies, Inc. 2021 Long-Term Incentive Plan, as amended from time to time.

“Prior Plan” shall mean the Haverty Furniture Companies, Inc. 2014 Long-Term Incentive Plan, as amended.

“Restricted Stock” shall mean any Share granted under Section 8 or 11 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 8 or 11 of the Plan.

“Retirement” shall mean voluntary retirement from Havertys, on or after age 65, upon written notice from the Employee to the Company that the Employee is permanently retiring from Havertys and the retail furniture industry.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

 “Shares” shall mean shares of the common stock, $1.00 par value, as adjusted from time to time for stock splits or reverse stock splits, of the Company.

“Spread” means, in the case of a Stock Appreciation Right, the amount by which Fair Market Value of a Share on the date when any such right is exercised exceeds the Base Price specified in the applicable Award Agreement.

“Stock Appreciation Rights” shall mean a right granted under Section 7 of this Plan.

“Subsidiary” shall mean any Person which is a “subsidiary corporation” (as that term is defined in Code Section 424(f)) with respect to the Company.

“Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a Person acquired by the Company or with which the Company or one of its Subsidiaries combines.

“Termination of Employment” shall mean the termination of the employee-employer relationship between a Participant and the Employer for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Workforce Reduction or Retirement, but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of a Participant by another Employer; (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship; and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by an Employer with the former Employee.  The Committee, in its absolute discretion, shall determine the effect of all matters and questions with respect to Awards under this Plan relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for Cause, and all questions of whether particular leaves of absence constitute Terminations of Employment for purposes of this Plan.  However, notwithstanding any provision of this Plan, an Employer has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without Cause.

“Vesting” shall mean, with respect to an Award, the lapse of any applicable forfeiture restrictions.

“Workforce Reduction” shall mean any termination of the employee-employer relationship between a Participant and the Employer as a result of the discontinuation by the Company of a business or line of business or a realignment of the Company, or a part thereof, or any other similar type of event, provided that the Committee or the Board has designated such discontinuation, realignment or other event as a “Workforce Reduction” for purposes of this Plan.

SECTION 3 - Administration

(A)
Authority of Committee.  Except as provided by Section 11 hereof, the Plan shall be administered by the Committee, it being understood that the Board retains the right, at its option, to make Awards under the Plan.  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) subject to the provisions of Sections 6(B), 7(B) and 15(B) hereof, amend or modify the terms of any Award after grant; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan subject to the exclusive authority of the Board under Section 15 hereunder to amend, suspend or terminate the Plan.

(B)
Committee Discretion Binding.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including any Employer, any Participant, any holder or beneficiary of any Award, any Employee, and any Non-Employee Director.

(C)
Delegation.  Subject to the terms of the Plan, the Board or the Committee may, to the extent permitted by law, delegate to (i) a subcommittee of the Committee, (ii) one or more officers or managers of an Employer or (iii) a committee of such officers or managers, the authority, subject to such terms and limitations as the Board or the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate, Awards.  Notwithstanding the foregoing, the Committee may not delegate any such authority with respect to Participants who are officers or directors of the Company for purposes of Section 16 or are otherwise subject to such Section .

(D)
Indemnification.  No member of the Board or the Committee or any Employee (each such person a “Covered Person”) shall have any liability to any person (including any grantee) for any action taken or omitted to be taken in the performance of his or her duties with respect to the Plan or any Award, for a purpose reasonably believed by the Covered Person to be in the interest of the participants and beneficiaries of the Plan, and any such action taken or omitted to be taken shall be deemed to be for a purpose which is not opposed to the best interests of the Company.  Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or reasonable expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any bona fide claim, action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken by him or her under the Plan or any Award Agreement in his or her capacity as a member of the Board or the Committee or as an Employee and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice.  The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Charter or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

SECTION 4 - Shares Available for Awards

(A)
Shares Available. Subject to adjustment as provided in Section 4(B), the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,500,000.  The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 1,500,000.  From and after the Effective Date, no further awards shall be granted under the Prior Plan and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding. If, after the Effective Date, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become Shares with respect to which Awards may be granted. Shares withheld from an Award to satisfy tax withholding requirements shall count against the number of Shares remaining available for Awards under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements shall not be added to the number of Shares remaining available for Awards under the Plan. In addition, (i) the full number of Shares subject to an Option shall count against the number of Shares remaining available for Awards under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation), and (ii) the full number of Shares subject to a Stock Appreciation Right shall count against the number of Shares remaining available for Awards under the Plan (rather than the net number of Shares actually delivered upon exercise).

(B)
Mandatory Adjustments.  The number of Shares covered by each outstanding Award, the number of Shares available for Awards, the number of Shares that may be subject to Awards to any one Participant, and the price per Share covered by each such outstanding Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, and may be proportionately adjusted, as determined in the sole discretion of the Board, for any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company or to reflect any distributions to holders of Shares other than regular cash dividends.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.  After any adjustment made pursuant to this paragraph, the number of Shares subject to each outstanding Award shall be rounded to the nearest whole number.

(C)
Discretionary Adjustments. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 4(B), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the fair market value of the underlying Stock, as of a specified date associated with the transaction (or the per-shares transaction price), over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing.  The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.  Any discretionary adjustments made pursuant to this Section 4(C) shall be subject to the provisions of Section 15(B).

(D)	Substitute Awards. To the extent permitted by applicable law, any Shares issued by the Company as Substitute Awards shall not reduce the Shares available for Awards under the Plan.

(E)
Sources of Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

SECTION 5 - Eligibility

Any Employee (including any officer or employee-director of an Employer), Non-Employee Director, consultant or advisor (subject to the limitations set forth in the definition of “Participant” in Section 2) shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted pursuant to Section 11 hereof.

SECTION 6 - Stock Options

(A)
Grant.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of an Option.  A person who has been granted an Option under this Plan may be granted additional Options under the Plan if the Committee shall so determine.  Options granted under this Plan may be Incentive Stock Options, Non-Qualified Stock Options or a combination of the foregoing, provided that Incentive Stock Options may be granted only to Employees. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Non-Qualified Stock Option.  Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all Plans of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

(B)
Option Price.  The Committee, in its sole discretion, shall establish the Option Price at the time each Option is granted.  Except in the case of Substitute Awards, the Option Price of an Option may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of the Award (the “Grant Date”).  If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation (within the meaning of Section 424(e) of the Code), and an Incentive Stock Option is granted to such Employee, the Option Price shall be no less than 110% of the Fair Market Value of the Shares on the Grant Date.  Notwithstanding the foregoing and except as provided by the provisions of Sections 4(B) and 15(C) hereof, without the prior approval of shareholders of the Company, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce, directly or indirectly, the Option Price of such Options, (ii) cancel Options and grant substitute Options, Stock Appreciation Rights or other Awards with a lower Option Price or Base Price than the cancelled Options, (iii) cancel, or have a Participant surrender, an Option in exchange for other Awards if the current Fair Market Value of the Shares underlying the Option is lower than the Option Price of the Option, or (iv) cancel, or have a Participant surrender, an Option for value (in cash or otherwise) if the current Fair Market Value of the Shares underlying the Option is lower than the Option Price of the Option.

(C)
Term.  Subject to the Committee’s authority under Section 3(A) hereof, each Option and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement.  The Committee shall be under no duty to provide terms of like duration for Options granted under the Plan.  Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted; provided, however, that if an Incentive Stock Option is granted to an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation (within the meaning of Section 424(e) of the Code), the term of such Incentive Stock Option shall be no more than five years from the date of grant.

(D)	Exercise; Terms and Conditions.

(i)
Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter.  The Committee shall have full and complete authority to determine whether an Option will be exercisable in full at any time or from time to time during the term of the Option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option as the Committee may determine.

(ii)
The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable.

(iii)
An Option may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof and in accordance with the procedures established by the Company or its designated third party administrator.

(iv)
Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by tendering, either by way of actual delivery of Shares or attestation, whole Shares, valued at the Fair Market Value of such Shares on the date of exercise, together with any applicable withholding taxes, (ii) by a combination of such cash (or cash equivalents) and such Shares or (iii) by such other method of exercise as may be permitted from time to time by the Committee.  Subject to applicable securities laws and at the discretion of the Committee, an Option may also be exercised by (i) delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired pursuant to a brokerage or similar agreement or program or (ii) through a reduction in the number of Shares received through the exercise of the Option.  Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares and shall not be entitled to any dividend or distribution the record date of which is prior to the date of issuance of such Shares.

(v)
Notwithstanding anything in this Plan to the contrary, a Participant shall be required to pay to the Company an amount equal to the spread realized in connection with the Participant’s exercise of an Option within six months prior to such Participant’s termination of employment by resignation in the event that such Participant, within six months following such Participant’s termination of employment by resignation, engages directly or indirectly in any activity determined by the Committee, in its sole discretion, to be competitive with any activity of the Company or any of its Subsidiaries.  This subsection (v) shall be void and of no legal effect upon a Change in Control.

(vi)	No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(vii)	No Option shall provide for Dividend Equivalents.

SECTION 7 - Stock Appreciation Rights

(A)
Grant. Subject to the provisions of the Plan, Committee may also authorize grants to Participants of Stock Appreciation Rights.  A Stock Appreciation Right provides a Participant the right to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right.

(B)
Base Price. Each grant of a Stock Appreciation Right shall specify in respect of each Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value of the Shares on the Grant Date.  Except as provided by the provisions of Sections 4(B) and 15(C) hereof, without the prior approval of shareholders of the Company, the Committee shall not have the power to (i) amend the terms of previously granted Stock Appreciation Rights to reduce, directly or indirectly, the Base Price of such Stock Appreciation Rights, (ii) cancel Stock Appreciation Rights and grant substitute Stock Appreciation Rights, Options or other Awards with a lower Base Price or Option Price than the cancelled Stock Appreciation Rights, (iii) cancel, or have a Participant surrender, a Stock Appreciation Right in exchange for other Awards if the current Fair Market Value of the Shares underlying the Stock Appreciation Right is lower than the Base Price of the Stock Appreciation Right, or (iv) cancel, or have a Participant surrender, a Stock Appreciation Right for value (in cash or otherwise) if the current Fair Market Value of the Shares underlying the Stock Appreciation Right is lower than the Base Price of the Stock Appreciation Right.

(C)	Term. No Stock Appreciation Right granted under this Plan may be exercised more than ten (10) years from the Grant Date.

(D)
Exercise; Terms and Conditions.  Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(i)
Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares, or any combination thereof and may preclude the right of the Participant to receive and the Company to issue Shares or other equity securities in lieu of cash;

(ii)	Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date;

(iii)
Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable;

(iv)	Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a Change in Control of the Company or other similar transaction or event;

(v)
Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee, which shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan;

(vi)	No Stock Appreciation Right shall provide for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(vii)	No Stock Appreciation Right shall provide for Dividend Equivalents.

(viii)
Successive grants of Stock Appreciation Rights may be made to the same Participant regardless of whether any Stock Appreciation Rights previously granted to such Participant remain unexercised.  Each grant shall specify the period or periods of continuous employment of the Participant by the Company or any Subsidiary that are necessary before the Stock Appreciation Rights or installments thereof shall become exercisable, and any grants may provide for the earlier exercise of such rights in the event of a Change in Control of the Company or other similar transaction or event.

SECTION 8 - Restricted Stock and Restricted Stock Units

(A)	Grant.

(i)
Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Stock and Restricted Stock Units shall be granted, the number of shares of Restricted Stock or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.  The Restricted Stock and Restricted Stock Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(ii)
Each Restricted Stock or Restricted Stock Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the agreement containing the terms of such Restricted Stock or Restricted Stock Unit Award.  Such agreement may set forth (i) a period of time during which the grantee must remain in the continuous employment of one or more Employers in order for any applicable forfeiture and transfer restrictions to lapse and (ii) performance or other conditions the satisfaction of which will result in the lapsing of any applicable forfeiture and transfer restrictions.  If the Committee so determines, the restrictions may lapse during the period in which such time and performance conditions apply (the “Restricted Period”) in installments with respect to specified portions of the Shares covered by the Restricted Stock or Restricted Stock Unit Award.  The Committee may, at its discretion and in accordance with Section 16(A) hereof, waive all or any part of the restrictions applicable to any or all outstanding Restricted Stock and Restricted Stock Unit Awards.

(B)
Delivery of Shares.  The Company shall implement the grant of a Restricted Stock Award by book-entry issuance of Shares to the Participant in an account maintained by the Company at its transfer agent.   Unless otherwise determined by the Committee and provided in the Award Agreement, the grantee shall have all rights of a shareholder with respect to the shares of Restricted Stock, including the right to receive dividends and the right to vote such Shares, provided, that, except as otherwise determined by the Committee and provided in the Award Agreement, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of one or more Employers for the entire Restricted Period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Stock Award are met.  Any dividends (including cash dividends) granted with respect to Restricted Stock shall be subject to the same restrictions that apply to the underlying Shares.

(C)
Termination of Restrictions.  At the end of the Restricted Period and provided that any other restrictive conditions of the Restricted Stock Award are met, or at such earlier time as is determined by the Committee in accordance with Section 16(A) hereof, all restrictions set forth in the Award Agreement relating to the Restricted Stock Award or in the Plan shall lapse as to the Restricted Shares subject thereto.

(D)
Payment of Restricted Stock Units.  Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share.  Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.  Except as otherwise provided in the applicable Award Agreement, Participants shall not be credited with Dividend Equivalents on any Restricted Stock Units.  If Dividend Equivalents are credited, the amount of any such Dividend Equivalents shall equal the amount that would have been payable to the Participant as a shareholder in respect of a number of Shares equal to the number of Restricted Stock Units then credited to him.  Any such Dividend Equivalents shall be credited to the Participant’s account as of the date on which such dividend would have been payable and shall be converted into additional Restricted Stock Units based upon the Fair Market Value of a Share on the date of such crediting.  Except as otherwise determined by the Committee and provided in the Award Agreement, all Restricted Stock Units and all rights of the grantee to such Restricted Stock Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of one or more Employers for the entire Restricted Period in relation to which such Restricted Stock Units were granted and unless any other restrictive conditions relating to the Restricted Stock Unit Award are met.  Any Dividend Equivalents granted with respect to Restricted Stock Units shall be subject to the same restrictions that apply to the underlying Shares.

SECTION 9 - Deferred Shares and Deferred Stock Units

(A)	Grant.

(i)
Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Deferred Shares or Deferred Stock Units shall be granted, the number of shares of Deferred Shares or Deferred Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Deferred Shares or Deferred Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.  The Deferred Shares and Deferred Stock Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(ii)
Each Deferred Share or Deferred Stock Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the agreement containing the terms of such Deferred Share or Deferred Stock Unit Award.  Such agreement may set forth (i) a period of time during which the grantee must remain in the continuous employment of one or more Employers in order for the forfeiture and transfer restrictions to lapse and (ii) performance or other conditions the satisfaction of which will result in the lapsing of any applicable forfeiture and transfer restrictions.  If the Committee so determines, the restrictions may lapse during the period in which such time and performance conditions apply (the “Deferral Period”) in installments with respect to specified portions of the Shares covered by the Deferred Share or Deferred Stock Unit Award.  The Committee may, at its discretion and in accordance with Section 16(A) hereof, waive all or any part of the restrictions applicable to any or all outstanding Deferred Shares or Deferred Stock Unit Awards.

(iii)
Each grant shall provide that the Deferral Period shall be fixed by the Committee on the Grant Date, and any grant may provide for the earlier termination of such period in the event of a Change in Control of the Company or other similar transaction or event.

(iv)
During the Deferral Period, the Participant shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such Shares, but the Committee may on or after the Grant Date authorize the payment of Dividend Equivalents on such Shares in cash or additional Shares.  Any Dividend Equivalents granted with respect to Deferred Shares shall be subject to the same restrictions that apply to the underlying Shares.

(v)
Any grant or the Vesting of Deferred Share or Deferred Stock Units Awards may be further conditioned upon the attainment of performance goals established by the Committee in accordance with the applicable provisions of Section 10 of the Plan regarding Performance Awards.  Except as otherwise determined by the Committee, all Deferred Shares or Deferred Stock Units and all rights of the Participant to such Deferred Shares or Deferred Stock Units shall terminate, without further obligation on the part of the Company, unless the Participant remains in continuous employment of one or more Employers for the entire Deferral Period in relation to which such Deferred Shares or Deferred Stock Units were granted and unless any other restrictive conditions relating to the Deferred Shares or Deferred Stock Units are met.

(B)
Payment of Deferred Stock Units.  Each Deferred Stock Unit shall have a value equal to the Fair Market Value of a Share.  Deferred Stock Units shall be paid in Shares at the end of the designated Deferral Period and the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.  Except as otherwise provided in the applicable Award Agreement,  Participants shall not be credited with Dividend Equivalents on any Deferred Stock Units.  If Dividend Equivalents are credited, the amount of any such Dividend Equivalents shall equal the amount that would have been payable to the Participant as a shareholder in respect of a number of Shares equal to the number of Deferred Stock Units then credited to the Participant.  Any such Dividend Equivalents shall be credited to the Participant’s account as of the date on which such dividend would have been payable and shall be converted into additional Deferred Stock Units based upon the Fair Market Value of a Share on the date of such crediting.  Any Dividend Equivalents granted with respect to Deferred Stock Units shall be subject to the same restrictions that apply to the underlying Shares.

SECTION 10 - Performance Awards

(A)
Grant.  The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

(B)
Terms and Conditions.  Subject to the terms of the Plan, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may change specific provisions of the Performance Award, provided, however, that such change may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the change. Performance goals for Performance Awards may be based on any performance criteria selected by the Committee, including but not limited to any of the following:

(i)	Financial Return Metrics:
(a)	Return on equity
(b)	Return on capital
(c)	Return on assets
(d)	Return on investment
(e)	Return on invested capital

(ii)	Earnings Metrics:
(a)	Earnings per share (including variants such as diluted earnings per share)
(b)	Total earnings
(c)	Earnings growth
(d)	Earnings before taxes
(e)	Earnings before interest and taxes
(f)	Earnings before interest, taxes, depreciation and amortization
(g)	Operating profit
(h)	Net earnings

(iii)	Sales Metrics:
(a)	Sales
(b)	Sales growth
(c)	Comparable store sales
(d)	Sales per retail square foot
(e)	Average ticket sales
(f)	Sales per employee
(g)	Sales per operating store

(iv)	Stock Price Metrics:
(a)	Increase in the fair market value of the shares
(b)	Share price (including but not limited to growth measures and total shareholder return)

(v)	Cash Flow Metrics:
(a)	Cash flow (including but not limited to operating cash flow and free cash flow)
(b)	Cash flow return on investment (which equals net cash flow divided by total capital)

(vi)	Balance Sheet Metrics:
(a)	Inventory
(b)	Inventory turns
(c)	Internal rate of return

(vii)	Other Strategic Metrics:
(a)	Gross margin
(b)	Gross margin return on investment
(c)	Economic value added (EVA)
(d)	Operating cost management targets
(e)	Customer satisfaction surveys
(f)	Attrition improvements
(g)	Safety record goals
(h)	Timely and successful completion of key corporate projects
(i)	Productivity improvements

(C)
Payment of Performance Awards.  Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis.  If a Participant ceases to be employed by any Employer during a performance period because of death, Disability, Retirement or other circumstance in which the Committee in its discretion finds that a waiver would be appropriate, that Participant, as determined by the Committee, may be entitled to a payment of a Performance Award, or a portion thereof, at the end of the performance period; provided, however, that the Committee may provide for an earlier payment in settlement of such Performance Award in such amount and under such terms and conditions as the Committee deems appropriate or desirable.  Unless otherwise determined by the Committee, Termination of Employment prior to the end of any performance period will result in the forfeiture of the Performance Award, and no payments will be made.

SECTION 11 - Non-Employee Director Awards

The Board may provide that all or a portion of a Non-Employee Director’s annual retainer and meeting fees, or other forms of compensation, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Shares or Deferred Stock Units.  The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.  Unless and until otherwise provided by the Board, Non-Employee Directors shall receive their compensation under, and pursuant to the terms and conditions of, the Haverty Furniture Companies, Inc. Non-Employee Directors Compensation Plan.

SECTION 12 - Minimum Vesting Requirements

Notwithstanding any other provision of the Plan to the contrary, stock-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided that the following Awards shall not be subject to the foregoing minimum vesting requirement: (i) substitute Awards granted pursuant to Section 4(D), (ii) Shares delivered in lieu of fully-vested cash Awards, and (iii) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4(A) (subject to adjustment under Section 4(B); and, provided, further, that the foregoing restriction does not apply to accelerated exercisability or vesting of any Award in cases of death, Disability or a Change in Control.

SECTION 13 - Termination of Employment

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Termination of Employment and shall provide such terms in the Award Agreement.  Notwithstanding the foregoing and subject to the limitation contained in the last sentence of Section 6(C) hereof, upon the Termination of Employment as a result of a Workforce Reduction of an Employee who has received an Award of Options, such Options shall expire on the date specified by the Committee at the time of the Termination of Employment.

SECTION 14 - Change in Control

The provisions of this Section 14 shall apply in the event of a Change in Control, except as otherwise provided in the applicable Award Agreement or any separate agreement with a Participant governing an Award.

(A)
Awards Assumed or Substituted by Surviving Entity.  With respect to Awards assumed by the surviving entity in a Change in Control or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant has a Termination of Employment without Cause, then (i) all of that Participant’s outstanding Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s Performance Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target (measured as of the end of the calendar quarter immediately preceding the date of termination), if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a pro rata payout to such Participant within sixty (60) days following the date of Termination of Employment, based upon the length of time within the performance period that has elapsed prior to the date of Termination of Employment.  Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

(B)
Awards not Assumed or Substituted by Surviving Entity.  Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, there shall be a pro rata payout to Participants within sixty (60) days following the Change in Control, based upon the length of time within the performance period that has elapsed prior to the Change in Control.  Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

SECTION 15 - Amendment, Suspension and Termination

(A)
Termination, Suspension or Amendment of the Plan.  The Board may amend, alter, modify, suspend, discontinue, or terminate the Plan or any portion thereof at any time, subject to all applicable laws and to the rules and regulations of the SEC and the New York Stock Exchange (or any successor organizations) respecting shareholder approval or other requirements; provided that, without shareholder approval the Board may not (i) increase the maximum number of Shares available for issuance under the Plan (other than increases due to changes in capitalization referred to in Section 4(B) hereof), or (ii) change the class of Employees eligible for Incentive Stock Options.  No such amendment, alteration, modification, suspension, discontinuation or termination shall materially and adversely affect any right acquired by any Participant or beneficiary of a Participant under the terms of an Award granted before the date of such amendment, alteration, modification, suspension, discontinuation or termination, unless such Participant or beneficiary shall consent.

(B)
Termination, Suspension or Amendment of Awards.  Subject to the restrictions of Section 6(B) hereof, the Committee may waive any conditions or rights under, amend any terms of, or modify, alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, modification, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary; provided, however, that it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 4 hereof does not materially and adversely affect any such rights.

(C)
Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(B) hereof) affecting the Company, any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee is required to make such adjustments pursuant to Section 4(B) hereof or whenever the Board, in its sole discretion, determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 16 - General Provisions

(A)
Section 409A Compliance.  Each Award is intended either to be exempt from the requirements of Code Section 409A and the regulations and other binding guidance issued thereunder (the “409A Guidance”) or to satisfy the requirements of Code Section 409A and the 409A Guidance (in form and operation) so that compensation deferred under such Award (and applicable earnings) shall not be included in income under Code Section 409A, and the Plan will be construed to that effect.  If an Award is subject to Code Section 409A and the 409A Guidance, the Award Agreement will incorporate and satisfy the written documentation requirement of Code Section 409A and the 409A Guidance either directly or by reference to other documents and no termination, amendment, modification of or adjustment under the Plan or such Award shall cause the Award to fail to satisfy Code Section 409A and the 409A Guidance.  Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed.  Neither the Company, its Subsidiaries nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute non-exempt deferred compensation would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant’s separation from service during a period in which the Participant is a “Specified Employee” (as defined in Code Section 409A), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

(B)
Dividends and Dividend Equivalents.  In the sole and complete discretion of the Committee, an Award (other than an Option or a Stock Appreciation Right) may provide the Participant with dividends or Dividend Equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.  All dividends or Dividend Equivalents that are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or Dividend Equivalents credited in connection with Performance Awards, be credited as additional Performance Awards, and such dividends and Dividend Equivalents shall be paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

(C)
No Rights to Awards.  No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees or  Non‑Employee Directors or holders or beneficiaries of Awards.  The terms and conditions of Awards need not be the same with respect to each recipient.

(D)
Book-Entry.  As soon as practicable after the Grant Date of an Award, the Company shall cause its transfer agent to maintain a book entry account in the Participant’s name reflecting the Award, which shall be subject to applicable stop transfer instructions.

(E)
Withholding.  A Participant may be required to pay to an Employer, and each Employer shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) required by law or regulation to be withheld to satisfy federal, state, and local taxes, foreign or domestic, with respect to an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.  The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, Vesting, exercise, or payment of any Award. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements, all in accordance with such procedures as the Committee approves (which procedures may permit withholding up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification).  All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

(F)
Award Agreements.  Each Award hereunder shall be evidenced by an Award Agreement that shall specify the terms and conditions of the Award and any rules applicable thereto.  An Award shall be effective only upon delivery to a Participant, either electronically or by paper means, of an Award Agreement.  In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail.

(G)
No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval as such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(H)
No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of any Employer.  Further, an Employer may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(I)
No Rights as Shareholder.  Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such Shares are issued to such Participant, holder or beneficiary and such Participant, holder or beneficiary shall not be entitled to any dividend or distribution the record date of which is prior to the date of such issuance.

(J)
Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Maryland without giving effect to the conflict of law principles thereof.

(K)
Severability.  If any provision of the Plan or any Award is, or becomes, or is deemed to be, invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(L)
Other Laws.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary.  Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal or non-U.S. securities laws and any other laws to which such offer, if made, would be subject.

(M)
No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

(N)
No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(O)
Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(P)
Binding Effect.  The terms of the Plan shall be binding upon the Company and its successors and assigns and the Participants and their legal representatives, and shall bind any successor of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place.  In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations hereunder, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(Q)
No Third Party Beneficiaries.  Except as expressly provided herein or therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies hereunder or thereunder.  The exculpation and indemnification provisions of Section 3(D) shall inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

(R)
Award Transfer Restrictions.  Except as otherwise provided in the applicable Award Agreement for Awards other than Incentive Stock Options, no Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  No transfer of an Award by a grantee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and such other evidence as the Committee may deem necessary to establish the validity of the transfer.  Notwithstanding the foregoing, the Committee may in its discretion permit the transfer of Non-Qualified Stock Options by a Participant to or for the benefit of the Participant’s Immediate Family, subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Non-Qualified Stock Options prior to such transfer.  The foregoing transfer shall apply to the right to consent to amendments to any Award Agreement evidencing such Option and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with such Option.  For purposes of this paragraph, the term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father -in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

(S)
Incapacity.  Options and SARs shall be exercisable during a Participant’s lifetime only by the Participant; provided, however, that in the event a Participant is incapacitated and unable to exercise his or her Options or SARs, such Awards may be exercised by the Participant’s legal guardian, legal representative or other representative if the Committee deems such representative appropriate based on applicable facts and circumstances.  The determination of incapacity of a Participant and the determination of an incapacitated Participant’s appropriate representative shall be made by the Committee in its sole discretion.

(T)	Recoupment Policy. Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant.

SECTION 17 - Term of the Plan

(A)	Effective Date. The Plan shall be effective as of the date it has been approved by the Company’s shareholders (the “Effective Date”).

(B)
Expiration Date.  No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date.  Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, modify, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.